SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
SecuritiesExchange Act of 1934
(Amendment No.   )

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[ ]	Definitive Proxy Statement		(as permitted by Rule14a-6(e)(2))

[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

NPTEST HOLDING CORPORATION

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Filed by NPTest Holding Corporation pursuant to Rule 14a-12 of the Securities and Exchange Act

     The following is the text of a joint press release issued by Credence Systems Corporation and NPTest Holding Corporation on April 12, 2004:

FOR IMMEDIATE RELEASE

Press Release

Credence Contact:	NPTest Contact:
Judy Dale	Colin Ritchie
Senior Director, Marketing Communications	Director, Investor Relations
Credence Systems Corporation	NPTest Corporation
408.635.4309 or 408.635.4986 fax	408.586.6740 or 408.586.4684 fax
E-mail: judy_dale@credence.com	E-mail: critchie@nptest.com
www.credence.com	www.nptest.com

Credence and NPTest Announce Expiration of Hart-Scott-Rodino Waiting Period

     MILPITAS and SAN JOSE, California, April 12, 2004 –– Credence Systems Corporation (Nasdaq: CMOS) and NPTest Holding Corporation (Nasdaq: NPTT) today announced that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, waiting period has expired with respect to the proposed merger.

     The termination of this waiting period satisfies one of the conditions for Credence’s acquisition of NPTest. The acquisition remains subject to other customary closing conditions, including approval by Credence’s and NPTest’s stockholders.

     Credence expects to hold its special meeting of stockholders on May 27, 2004 to consider and approve the issuance of Credence securities in connection with the previously announced merger agreement pursuant to which Credence would acquire NPTest.

      NPTest expects to hold its special meeting of stockholders on May 27, 2004 to consider and approve the previously announced merger agreement pursuant to which NPTest would be acquired by Credence.

About Credence

     Credence Systems Corporation (Nasdaq: CMOS) is changing the future of semiconductor production by integrating test solutions throughout the design, validation and production processes. A leader in the manufacture of automated test equipment (ATE) for the global semiconductor industry, Credence offers a wide range of systems for the test of analog, digital, non-volatile memory, mixed-signal, SoC, and wireless semiconductor devices typical in today’s automobile, portable computing, consumer and communications products. Credence and its subsidiaries also provide test program development and debug software, engineering validation test solutions, and advanced photon probing technology that enable faster time-to-market with lower total cost-of-test. Headquartered in Milpitas, California, the company is an ISO 9001 certified manufacturer and maintains advanced production and design facilities in Hillsboro, Oregon. More information is available at http://www.credence.com.

About NPTest

     NPTest designs, develops and manufactures advanced semiconductor test and diagnostic systems and provides related services for the semiconductor industry. NPTest customers include integrated device manufacturers, foundries, fabless companies and assembly and test subcontractors worldwide. NPTest products and services enable companies to bring their increasingly complex integrated circuits, or ICs, to market faster at lower cost and without compromising IC quality. The NPTest business traces its history back to 1965 when Fairchild Semiconductor established an automated test equipment division. NPTest is headquartered in San Jose, California, USA. Additional information is available at www.nptest.com.

Forward-Looking Statements

      This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements regarding the acquisition of NPTest by Credence and the proposed date of the stockholders meetings are all forward-looking statements. Risks, uncertainties and assumptions include: possible adjournment or postponement of the stockholders meetings; failure to satisfy conditions to closing of the merger, including receipt of Credence stockholder approval and NPTest stockholder approval; the risk that the benefits of Credence’s acquisition of NPTest will not be achieved or will take longer than expected; and other risks that are described from time to time in Credence’s and NPTest’s Securities and Exchange Commission reports (including but not limited to Credence’s Form 10-Q for the quarter ended January 31, 2004, NPTest’s annual report on Form 10-K for the year ended December 31, 2003, Credence’s Form S-4 filed on March 29, 2004 and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Credence’s or NPTest’s results could differ materially from Credence’s or NPTest’s expectations in these statements. Credence and NPTest assume no obligation, and do not intend to update these forward-looking statements.

Additional Information and Where to Find It

     Credence and NPTest have filed a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Credence are available free of charge by contacting John R. Detwiler, 1421 California Circle, Milpitas, California 95035, (408) 635-4300, and documents filed with the SEC by NPTest are available free of charge by contacting NPTest Investor Relations, 150 Baytech Drive, San Jose, California 95134, (408) 586-8200.

Participants in Solicitation

     Credence and NPTest, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of Credence and NPTest in connection with the merger and related items. Information regarding the directors and executive officers of Credence and their ownership of Credence shares is set forth in the joint proxy statement/prospectus. Information regarding the directors and executive officers of NPTest and their ownership of NPTest stock is also set forth in the joint proxy statement/prospectus. Investors may obtain additional information regarding the interests of those participants by reading the joint proxy statement/prospectus.

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Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.